Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of Raser Technologies, Inc. of our report dated April 6, 2006, relating to the financial statements included in the Annual Report on Form 10-K. We also consent to the use of our name appearing under the heading “Experts” in the Registration Statement.

/s/ Tanner LC

Salt Lake City, Utah

December 11, 2008